T. ROWE PRICE JAPAN FUND

ANNUAL MEETING
 RESULTS

The T. Rowe Price Japan Fund held an annual meeting on October 25, 2000, to approve a new investment management agreement, elect directors to the fund, and ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the fund's independent accountants.

The results of voting were as follows (by number of shares):

For approval of a new investment management agreement:
Donald W. Dick, Jr.

Affirmative:
17,740,428.231

Withhold:
483,453.618
Affirmative:
17,488,360.604

Against:
413,019.864
Total:
18,223,881.849
Abstain:
322,501.381

Paul M. Wythes
Total:
18,223,881.849
Affirmative:
17,717,693.424

Withhold:
506,188.425
For nominees to the Board of Directors of the Japan Fund:

Total:
18,223,881.849

M. David Testa

Affirmative:
17,721,521.031
To ratify the appointment of
PricewaterhouseCoopers LLP as
independent accountants:
Withhold:
502,360.818

Total:
18,223,881.849
Affirmative:
17,746,355.871
Martin G. Wade
Against:
239,940.410
Affirmative:
17,718,278.455
Abstain:
237,585.568
Withhold:
505,603.394

Total:
18,223,881.849
Total:
18,223,881.849
Anthony W. Deering

Affirmative:
17,734,805.074
Withhold:
489,076.775

Total:
18,223,881.849

[Ed. Note: This page should come after the auditor's letter before any filler pages.]